Exhibit 10.1

FOURTH MODIFICATION AGREEMENT

Secured Loan

THIS FOURTH MODIFICATION AGREEMENT (“Agreement”) dated as of August 1, 2011, is entered into by and among MAUI LAND & PINEAPPLE COMPANY, INC., a corporation formed under the laws of the State of Hawaii (“Borrower”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as sole Lender signatory to the Loan Agreement (as defined below) (“Lender”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”) as Administrative Agent under the Loan Agreement (in such capacity, the “Administrative Agent”).

R E C I T A L S

A.    Pursuant to the terms of an amended and restated credit agreement between Borrower and Lender dated October 9, 2009 (as amended from time to time including pursuant to that certain First Modification Agreement dated as of September 17, 2010, that certain Second Modification Agreement and Waiver dated as of December 22, 2010 and that certain Third Modification Agreement (the “Third Modification Amendment”) dated as of February 23, 2011, the “Loan Agreement”), Lender made certain credit accommodations to Borrower in the original maximum principal amount of Fifty Million and No/100ths Dollars (as the commitment under such credit accommodations has been reduced from time to time, the “Loan”). The Loan is evidenced by the Notes as described in the Loan Agreement, in the aggregate principal amount of the Loan (collectively, the “Note”), and is further evidenced by the documents described in the Loan Agreement as “Loan Documents.” The Note is secured by, among other things, the Mortgage (as defined in Section 5 of the Third Amendment).  All capitalized terms used herein, which are not defined herein, shall have the meanings given to them in the other Loan Documents.

B.    The Note, Mortgage, Loan Agreement, this Agreement, the other documents described in the Loan Agreement as “Loan Documents”, together with all modifications and amendments thereto and any document required hereunder, are collectively referred to herein as the “Loan Documents.”

C.    By this Agreement, Borrower, Administrative Agent and Lender intend to modify and amend certain terms and provisions of the Loan Documents.

NOW, THEREFORE, Borrower, Administrative Agent and Lenders agree as follows:

1.          CONDITIONS PRECEDENT. The following are conditions precedent to Administrative Agent and Lenders’ obligations under this Agreement:

1.1        If required by Administrative Agent, receipt and approval by Administrative Agent of a date down to the Title Policy and assurance acceptable to Administrative Agent, including, without limitation, CLTA Endorsement No. 110.5, without deletion or exception other than those expressly approved by Administrative Agent in writing, that the priority and validity of the Mortgage has not been and will not be impaired by this Agreement or the transactions contemplated hereby;

1.2        Receipt by Administrative Agent of the executed originals of this Agreement, the short form of this Agreement (if any) and any and all other documents and agreements which are required by this Agreement or by any other Loan Document, each in form and content acceptable to Administrative Agent;

1.3        Reimbursement to Administrative Agent by Borrower of Administrative Agent’s costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including, without limitation, title insurance costs, recording fees, attorneys’ fees, appraisal, engineers’ and inspection fees and documentation costs and charges, whether such services are furnished by Administrative Agent’s employees or agents or by independent contractors including;

1.4        The representations and warranties contained in this Agreement are true and correct; and

1.5        All payments due and owing to Administrative Agent and Lenders under the Loan Documents have been paid current as of the effective date of this Agreement.

2.          REPRESENTATIONS AND WARRANTIES.  Borrower hereby represents and warrants that no Default, Potential Default, breach or failure of condition has occurred, or would exist with notice or the lapse of time or both, under any of the Loan Documents (as modified by this Agreement) and that all representations and warranties herein and in the other Loan Documents are true and correct, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct on and as of such earlier date), which representations and warranties shall survive execution of this Agreement.

3.          DEFINITIONS.  The following definitions set forth in Section 1.1 of the Loan Agreement are added to read as follows, as the case may be:

“‘Fourth Modification’ means that certain Fourth Modification Agreement dated as of August 1, 2011, by and among the Administrative Agent, the Borrower and the sole Lender.”

“‘Legacy Costs Advance Period’ means the period commencing on July 27, 2011, and ending on the earlier of July 26, 2012 and the date the Legacy Costs Revolving Loans have been fully disbursed in the aggregate amount of the Legacy Costs Revolving Loans Sublimit .”

“‘Legacy Costs Revolving Loan’ — means a Revolving Loan made to pay or reimburse the Borrower for payment of Legacy Costs.”

“‘Legacy Costs Revolving Loans Sublimit ’ — means $4,100,000.00.”

“‘Standard Revolving Loan’ — means a Revolving Loan which is not a Legacy Costs Revolving Loan.”

“‘Standard Revolving Loans Sublimit’ — means the aggregate Revolving Commitments of the Lenders  minus the Legacy Costs Revolving Loans Sublimit.”

4.          LIMITATIONS ON AVAILABILITY; LEGACY COSTS ADVANCES.  During the Legacy Costs Advance Period, the Borrower, Administrative Agent and Lenders agree as follows, notwithstanding anything to the contrary in the Loan Documents):

4.1        The aggregate principal amount of all outstanding Standard Revolving Loans and Swingline Loans, together with the aggregate amount of all Letter of Credit Liabilities and the Interest Holdback, shall at no time exceed the Standard Revolving Loans Sublimit.  If at any time the aggregate principal amount of all outstanding Standard Revolving Loans and Swingline Loans, together with the aggregate amount of all Letter of Credit Liabilities and the Interest Holdback, exceeds the Standard Revolving Loans Sublimit, the Borrower shall immediately upon demand pay to the Administrative Agent for the account of the Lenders the amount of such excess to be applied ratably to the Standard Revolving Loans.

4.2        Upon request by Borrower and delivery to Administrative Agent of evidence satisfactory to the Administrative Agent that the proceeds of any such Legacy Costs Revolving Loans will be used to pay or reimburse the Borrower for payment of Legacy Costs, and subject to all other terms and conditions of the Loan Documents relating to disbursement of Revolving Loans, Lenders shall make Legacy Costs Revolving Loans in an aggregate amount not to exceed the Legacy Costs Revolving Loans Sublimit.  If at any time the aggregate principal amount of all outstanding Legacy Costs Revolving Loans exceeds the Legacy Costs Revolving Loans Sublimit, the Borrower shall immediately upon demand pay to the Administrative Agent for the account of the Lenders the amount of such excess to be applied ratably to the Legacy Costs Revolving Loans.  Once repaid, the Legacy Costs Revolving Loans may not be reborrowed.

4.3        Any optional prepayments of Revolving Loans shall be applied to Standard Revolving Loans prior to being applied to Legacy Costs Revolving Loans.  Any mandatory prepayments of the Loan (whether required in connection with a partial release of the Mortgage pursuant to Section 6 of the Third Modification or otherwise) shall be applied as provided in Section 10.5 of the Loan Agreement (provided that Standard Revolving Loans shall be repaid before Legacy Costs Revolving Loans), and the Revolving Commitments shall be permanently reduced by the Revolving Loans prepaid on a pro rata basis.

4.4        The calculation of undisbursed commitment under the Loan for purposes of determining “Liquidity” in Section 9.1(a)(iv) of the Loan Agreement shall be made with reference only to the undisbursed commitment available for borrowing as Standard Revolving Loans under the Standard Revolving Loans Sublimit and shall not include the undisbursed commitment available for borrowing as Legacy Costs Revolving Loans under the Legacy Costs Revolving Loans Sublimit.

4.5        Upon the termination of the Legacy Costs Advance Period, (i) the aggregate Revolving Commitments of the Lenders shall be automatically reduced on a pro rata basis by the difference, if any, by which the aggregate amount of the Legacy Costs Revolving Loans actually disbursed  (whether or not still outstanding) is less than the Legacy Costs Revolving Loans Sublimit (and the Administrative Agent may in its discretion prepare a revised Schedule 1 to the Loan Agreement to reflect such reduced Revolving Commitments) and (ii) the provisions of this Section 4 relating to the differentiation of availability and disbursement of Legacy Costs Revolving Loans and Standard Revolving Loans shall be of no further force and effect and all Revolving Loans will be treated in the same manner as provided under the Loan Agreement without giving effect to this Section 4.  For avoidance of doubt, the parties acknowledge that, under the terms of this paragraph, notwithstanding the last sentence of Section 4.2, Legacy Costs Revolving Loans which are disbursed during the Legacy Costs Advance Period and which are not repaid during the Legacy Costs Advance Period, upon the termination of the Legacy Costs Advance Period (i) shall be treated in all respects as Standard Revolving Loans and (ii) may be reborrowed subject to the terms and conditions of the Loan Agreement applicable to Standard Revolving Loans.  In addition, notwithstanding Section 4.2, the aggregate Revolving Commitments shall not be reduced at the termination of the Legacy Costs Advance Period except to the extent that any portion of the Legacy Costs Revolving Loans Sublimit remains undisbursed or to the extent that Legacy Costs Revolving Loans are repaid during the Legacy Costs Advance Period.

5.          KAHULUI PREPAYMENT.  Section 7.16 of the Loan Agreement is amended to read as follows:

“Section 7.16.      Kahului Prepayment.

Not later than thirty (30) days after the sale or other disposition of all or any portion of the Kahului Property, Borrower shall prepay principal of the Obligations in an amount equal to the Kahului Prepayment.  The Kahului Prepayment (i) shall be applied in accordance with Sections 3.2. and 10.5, (ii) shall permanently reduce the Commitment of each Lender in an amount equal to such Lender’s Pro Rata Share of the Kahului Prepayment and (iii) may not be reborrowed.  Notwithstanding the foregoing, (i) the Kahului Prepayment in the amount of 4,100,000.00 made in connection with the sale of the F-1 Kahului parcel shall be subject to the terms of the Fourth Amendment (including the provisions thereof for reborrowing on the terms set forth therein for the payment of Legacy Costs) and (ii) and  any Kahului Prepayment required to be made in the future in connection with the sale of the F-1 Kahului parcel or the F-2 Kahului parcel shall be reduced on a dollar by dollar basis by Legacy Costs incurred prior to such sale or paid from the proceeds of such sale (other than Legacy Costs which have been previously reimbursed by Legacy Costs Revolving Loans).  In the event that the Kahului Property is subdivided, the Kahului Prepayment shall be made upon each sale or other disposition of all or any portion of the Kahului Property.”

6.          PARTIAL RELEASES.  Partial Release payments made under the Section 6 of the Third Amendment shall be applied in the order of priority set forth in Section 10.5 of the Loan Agreement and the Revolving Commitments shall be permanently reduced on a pro rata basis by the amount of Revolving Loans prepaid.

7.          FORMATION AND ORGANIZATIONAL DOCUMENTS.  Borrower has previously delivered to Administrative Agent all of the relevant formation and organizational documents of Borrower, of the partners or joint venturers of Borrower (if any), and of all guarantors of the Loan (if any), and all such formation documents remain in full force and effect and have not been amended or modified since they were delivered to Administrative Agent, except as disclosed to Administrative Agent in writing. Borrower hereby certifies that: (i) the above documents are all of the relevant formation and organizational documents of Borrower; (ii) they remain in full force and effect; and (iii) they have not been amended or modified since they were previously delivered to Administrative Agent.

8.          NON-IMPAIRMENT.  Except as expressly provided herein, nothing in this Agreement shall alter or affect any provision, condition, or covenant contained in the Note or other Loan Document or affect or impair any rights, powers, or remedies of Administrative Agent or Lenders, it being the intent of the parties hereto that the provisions of the Note and other Loan Documents shall continue in full force and effect except as expressly modified hereby.

9.          MISCELLANEOUS.  Notwithstanding the fact that this modification is dated August 1, 2011, the effective date of the amendments set forth herein shall be July 27, 2011, subject to the conditions precedent set forth in Section 1 above.  The headings used in this Agreement are for convenience only and shall be disregarded in interpreting the substantive provisions of this Agreement.  Time is of the essence of each term of the Loan Documents, including this Agreement. If any provision of this Agreement or any of the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that portion shall be deemed severed from this Agreement and the remaining parts shall remain in full force as though the invalid, illegal, or unenforceable portion had never been a part thereof.

10.        INTEGRATION; INTERPRETATION. The Loan Documents, including this Agreement, contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated therein and supersede all prior negotiations or agreements, written or oral. The Loan Documents shall not be modified except by written instrument executed by all parties. Any reference to the Loan Documents includes any amendments, renewals or extensions now or hereafter approved by Administrative Agent and Lenders in writing.

11.        EXECUTION IN COUNTERPARTS. To facilitate execution, this document may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart.  All counterparts shall collectively constitute a single document.  It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

IN WITNESS WHEREOF, Borrower, Administrative Agent and Lenders have caused this Agreement to be duly executed as of the date first above written.

“ADMINISTRATIVE AGENT AND LENDER”

WELLS FARGO BANK,
NATIONAL ASSOCIATION

By:	/s/ JESSICA DUNLEVY
Name:	Jessica Dunlevy
Title:	Assistant Vice President

“BORROWER”

MAUI LAND & PINEAPPLE COMPANY, INC., a
Hawaii corporation

By:	/S/ TIM T. ESAKI
Name:	Tim T. Esaki
Title:	Chief Financial Officer

By:	/S/ ADELE H. SUMIDA
Name:	Adele H. Sumida
Title:	Controller & Secretary

LEASEHOLD MORTGAGOR’S CONSENT

The undersigned (“Leasehold Mortgagor”) consents to the foregoing Fourth Modification Agreement and the transactions contemplated thereby and reaffirms its obligations under the Fee and Leasehold Mortgage with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing (“Mortgage”) dated as of November 13, 2007, as amended from time to time, and its waivers, as set forth in the Mortgage, of each and every one of the possible defenses to such obligations. Leasehold Mortgagor further reaffirms that its obligations under the Mortgage are separate and distinct from Borrower’s obligations.

Dated as of:  August 1, 2011

“LEASEHOLD MORTGAGOR”
KAPALUA LAND COMPANY, LTD.,
a Hawaii corporation

By:	/S/ TIM T. ESAKI
Name:	Tim T. Esaki
Title:	Chief Financial Officer

By:	/S/ ADELE H. SUMIDA
Name:	Adele H. Sumida
Title:	Controller & Secretary